DANZIGER HOCHMAN PARTNERS LLP

February 8, 2008

United States Securities Exchange Commission

Re: Alternate Energy Corporation

We have reviewed the Form 8-K that is being filed today by Alternate Energy Corporation. We agree with the statements made by the Registrant in (a)(1)(i), (ii) and (iv) of the Form 8-K.

Very truly yours,

/s/ David Danziger

David Danziger, CA

Danziger Hochman Partners LLP

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